Exhibit 99.4 Audited Financial Statements for CytoDyn, Inc. for the period October 28, 2003 (inception) through May 31, 2006


                                 CYTODYN, INC.
                         (A Development Stage Company)
                         Index to Financial Statements

                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firm...................   F-2

Balance Sheet at May 31, 2006.............................................   F-3

Statements of Operations for the years ended May 31, 2006 and 2005
  and the period from October 28, 2003 (inception) through May 31, 2006...   F-4

Statement of Changes in Shareholders' Deficit for the period
  from June 1, 2003 through May 31, 2006..................................   F-5

Statements of Cash Flows for the years ended May 31, 2006 and 2005
  and the period from October 28, 2003 (inception) through May 31, 2006...   F-6

Notes to Financial Statements.............................................   F-7

             Report of Independent Registered Public Accounting Firm


To the Board of Directors and Shareholders
CytoDyn, Inc.:


We have audited the accompanying balance sheet of CytoDyn, Inc. (a development stage company) as of May 31, 2006, and the related statements of operations, changes in shareholders' deficit, and cash flows for the years ended May 31, 2006 and May 31, 2005 and the period from October 28, 2003 (inception) through May 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CytoDyn, Inc. as of May 31, 2006, and the results of its operations and its cash flows for the years ended May 31, 2006 and May 31, 2005 and the period from October 28, 2003 (inception) through May 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant operating losses since inception, which raises a substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are described in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Cordovano and Honeck, LLP
Englewood, Colorado
September 1, 2006

                                  CYTODYN, INC.
                          (A Development Stage Company)
                                  Balance Sheet

                                  May 31, 2006

                                     Assets


Current Assets:
    Cash ......................................................   $   125,320
    Prepaid expenses ..........................................       303,160
                                                                  -----------
                  Total current assets ........................       428,480

Furniture and equipment, less accumulated
    depreciation of $2,204 (Note 2) ...........................         2,334
Intangible asset, less accumulated
    amortization of $1,722 (Note 3) ...........................         1,128
Deposit .......................................................           495
                                                                  -----------

                                                                  $   432,437
                                                                  ===========

                    Liabilities and Shareholders' Deficit

Current Liabilities:
    Accounts payable ..........................................   $   110,267
    Accrued liabilities .......................................       133,588
    Accrued interest payable ..................................         5,267
    Notes payable, net (Note 4) ...............................        23,863
    Derivative liability (Note 5) .............................        75,456
    Indebtedness to related parties (Note 6) ..................       393,360
                                                                  -----------
                  Total current liabilities ...................       741,801

Commitments and contingencies (Note 9) ........................       150,000
                                                                  -----------
                  Total liabilities ...........................       891,801
                                                                  -----------

Shareholders' deficit (Note 7):
    Preferred stock, no par value; 5,000,000 shares authorized,
       -0- shares issued and outstanding ......................          --
    Common stock, no par value; 20,000,000 shares authorized,
       9,147,664 shares issued and outstanding ................     3,062,566
    Additional paid-in capital ................................       834,809
    Accumulated deficit .......................................    (1,601,912)
    Deficit accumulated during development stage ..............    (2,754,827)
                                                                  -----------
                  Total shareholders' deficit .................      (459,364)
                                                                  -----------

                                                                  $   432,437
                                                                  ===========

                 See accompanying notes to financial statements


                                 CYTODYN, INC.
                         (A Development Stage Company)
                            Statements of Operations


                                                                              October 28,
                                                    For the Year Ended           2003
                                                         May 31,              (Inception)
                                               --------------------------       through
                                                   2006           2005       May 31, 2006
                                               -----------    -----------    ------------
Operating expenses:
    General and administrative
       (Net of $537,552, $11,928, and
       $549,480, respectively, stock-based
       compensation) (Note 7) ..............   $   619,564    $   373,342    $  1,310,586
    Stock-based compensation ...............       537,552         11,928         549,480
    Research and development ...............          --          362,342         362,342
    Legal fees, related party (Note 6) .....        20,800         25,900          66,750
    Litigation (Note 9) ....................       150,000           --           150,000
    Depreciation ...........................         2,101          1,671           3,976
                                               -----------    -----------    ------------
                    Total operating expenses     1,330,017        775,183       2,443,134
                                               -----------    -----------    ------------
                    Operating loss .........    (1,330,017)      (775,183)     (2,443,134)

Interest income ............................           101            234             678
Interest expense ...........................      (112,846)        (2,134)       (115,433)
Gain on derivative liability (Note 5) ......       159,094           --           159,094
Loss on debt extinguishment (Note 5) .......      (356,032)          --          (356,032)
                                               -----------    -----------    ------------
                    Loss before income taxes    (1,639,700)      (777,083)     (2,754,827)

Income tax provision (Note 8) ..............          --             --              --
                                               -----------    -----------    ------------

                    Net loss ...............   $(1,639,700)   $  (777,083)   $ (2,754,827)
                                               ===========    ===========    ============

Basic and diluted loss per share ...........   $     (0.19)   $     (0.12)
                                               ===========    ===========

Basic and diluted weighted average
    common shares outstanding ..............     8,639,483      6,557,362
                                               ===========    ===========



                 See accompanying notes to financial statements


                                  CYTODYN, INC.
                          (A Development Stage Company)
                 Statements of Changes in Shareholders' Deficit

                                                                                                            Deficit
                                                                                                          Accumulated
                                    Preferred Stock          Common Stock       Additional                   During
                                ----------------------  ----------------------    Paid-in   Accumulated   Development
                                  Shares      Amount      Shares      Amount      Capital     Deficit        Stage         Total
                                ----------  ----------  ----------  ----------  ----------  -----------   -----------   -----------
Balance at October 28, 2003,
 following recapitalization ..        --    $     --     6,252,640  $1,425,334  $   23,502  $(1,594,042)  $      --     $  (145,206)
February through April 2004,
 sale of common stock less
 offering costs of $54,000
 ($.30/share) (Note 7) .......        --          --     1,800,000     486,000        --           --            --         486,000
February 2004, shares issued
 to former officer as
 payment for working capital
 advance ($.30/share) ........        --          --        16,667       5,000        --           --            --           5,000
Net loss, year ended
 May 31, 2004 ................        --          --          --          --          --         (7,870)     (338,044)     (345,914)
                                ----------  ----------  ----------  ----------  ----------  -----------   -----------   -----------
Balance at May 31, 2004 ......        --          --     8,069,307   1,916,334      23,502   (1,601,912)     (338,044)         (120)
July 2004, capital
 contribution by an officer ..        --          --          --          --           512         --            --             512
November 2004, common stock
 warrants granted (Note 7) ...        --          --          --          --        11,928         --            --          11,928
February 2005, capital
 contribution by an officer ..        --          --          --          --         5,000         --            --           5,000
Net loss, year ended
 May 31, 2005 ................        --          --          --          --          --           --        (777,083)     (777,083)
                                ----------  ----------  ----------  ----------  ----------  -----------   -----------   -----------
Balance at May 31, 2005 ......        --          --     8,069,307   1,916,334      40,942   (1,601,912)   (1,115,127)     (759,763)
June through July 2005,
 sale of common stock less
 offering costs of $27,867
 ($0.75/share) (Note 7) ......        --          --       289,890     189,550        --           --            --         189,550
August 2005, common shares
 issued to extinguish
 promissory notes payable
 and related interest
 ($0.75/share) (Note 4) ......        --          --       160,110     120,082        --           --            --         120,082
May 2006, common shares
 issued to extinguish
 convertible debt (Note 4) ...        --          --       350,000     437,500        --           --            --         437,500
November 2005, 94,500
 warrants exercised
 ($0.30/share) (Note 7) ......        --          --        94,500      28,350        --           --            --         .28,350
January through April 2006,
 common shares issued for
 services (Note 7) ...........        --          --       183,857     370,750        --           --            --         370,750
January through June 2006,
 warrants issued with
 convertible debt (Note 4) ...        --          --          --          --       274,950         --            --         274,950
March through May 2006,
 stock options granted to
 consultants (Note 7) ........        --          --          --          --       432,576         --            --         432,576
March 2006, stock options
 issued to extinguish debt
 (Note 4) .................... .       --         --          --          --        86,341         --            --          86,341
Net loss, year ended
 May 31, 2006 ................ .       --         --          --          --          --           --      (1,639,700)   (1,639,700)
                                ----------  ----------  ----------  ----------  ----------  -----------   -----------   -----------
Balance at May 31, 2006 ...... .       --   $     --     9,147,664  $3,062,566  $  834,809  $(1,601,912)  $(2,754,827)  $  (459,364)
                                ==========  ==========  ==========  ==========  ==========  ===========   ===========   ===========


                 See accompanying notes to financial statements


                                  CYTODYN, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows


                                                                                     October 28,
                                                          For the Year Ended            2003
                                                                May 31,              (Inception)
                                                      --------------------------       through
                                                          2006           2005       May 31, 2006
                                                      -----------    -----------    ------------
Cash flows from operating activities:
    Net loss ......................................   $(1,639,700)   $  (777,083)   $(2,754,827)
    Adjustments to reconcile net loss to net cash
      used by operating activities:
        Depreciation ..............................         2,101          1,671          3,976
        Gain on derivative liability ..............      (159,094)          --         (159,094)
        Loss on debt extinguishment ...............       356,032           --          356,032
        Stock-based compensation (Note 6) .........       537,552         11,928        549,480
        Changes in current assets and liabilities:
           Increase in prepaid expenses ...........        (4,759)       (25,039)       (46,100)
           Increase in deposits ...................          --             --             (495)
           Increase in accounts payable
             and accrued liabilities ..............       305,794         93,844        389,510
                                                      -----------    -----------    -----------
                 Net cash used in
                     operating activities .........      (602,074)      (694,679)    (1,661,518)
                                                      -----------    -----------    -----------

Cash flows from investing activities:
    Equipment purchases ...........................          (936)        (3,167)        (7,438)
                                                      -----------    -----------    -----------
                 Net cash used in
                     investing activities .........          (936)        (3,167)        (7,438)
                                                      -----------    -----------    -----------

Cash flows from financing activities:
    Capital contributions by officer ..............          --            5,512          5,512
    Proceeds from notes payable issued to
      related parties (Note 5) ....................          --          385,300        501,126
    Proceeds from notes payable issued to
      individuals (Note 4) ........................       509,500        121,000        580,500
    Proceeds from the sale of common stock (Note 6)       245,767           --          785,767
    Payment of offering costs (Note 6) ............       (27,867)          --          (81,867)
                                                      -----------    -----------    -----------
                 Net cash provided by
                     financing activities .........       727,400        511,812      1,791,038
                                                      -----------    -----------    -----------

                     Net change in cash ...........       124,390       (186,034)       122,082

Cash, beginning of period .........................           930        186,964          3,238
                                                      -----------    -----------    -----------

Cash, end of period ...............................   $   125,320    $       930    $   125,320
                                                      ===========    ===========    ===========

Supplemental disclosure of cash flow information:
    Income taxes ..................................   $      --      $      --             --
                                                      ===========    ===========    ===========
    Interest ......................................   $      --      $       234    $       687
                                                      ===========    ===========    ===========

    Non-cash investing and financing transactions:
      Net assets acquired in exchange for common
        stock in CytoDyn/Rexray business
        combination (Note 1) ......................   $      --      $      --      $     7,542
                                                      ===========    ===========    ===========
      Common stock issued to former officer to
        repay working capital advance .............   $      --      $      --            5,000
                                                      ===========    ===========    ===========
      Common stock issued for debt (Note 4) .......   $   120,082    $      --      $   120,082
                                                      ===========    ===========    ===========
      Options to purchase common stock issued
        for debt (Note 7) .........................   $    86,341    $      --      $    86,341
                                                      ===========    ===========    ===========
      Common stock issued for convertible
        debt (Note 4) .............................   $   437,000    $      --      $   437,000
                                                      ===========    ===========    ===========


                 See accompanying notes to financial statements

                                  CYTODYN, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


(1)      Summary of Significant Accounting Policies

Organization and Basis of Presentation

CytoDyn, Inc. (the "Company") was incorporated under the laws of Colorado on May 2, 2002 under the name Rexray Corporation ("Rexray"). The Company entered the development stage effective October 28, 2003 and follows Statements of Financial Accounting Standards ("SFAS") No. 7 "Accounting and Reporting by Development Stage Enterprises".

The Company plans to develop therapeutic agents for use against the disease associated with Human Immunodeficiency Virus ("HIV"). The Company intends to develop and obtain FDA approval for the use of monoclonal antibodies to treat patients with HIV by protecting the cells of the body's immune system that are otherwise killed by the disease. The Company is continuing the research and development of a treatment for HIV, using technology licensed to it by the Company's president, and may either repeat Phase I trials, if necessary for non-clinical reasons, or with FDA approval, conduct a Phase II(b) study. The Company has not derived any revenues from the licensed technology, but the Company is planning to pursue further clinical trials.
Also the Company acquired a wholly owned subsidiary. Advanced Influenza Technologies Inc (AITI) which has licensed a portfolio of patents from the University of Massachusetts for the development of a family of plasmid-DNA products to protect human subjects against several strains of influenza (the flu). The University has until 1 year from the effective date of the contract to manufacture, successfully test, and deliver to AITI three "seeds" that can be used for the commercial manufacturing of plasmid-DNA products or, in the alternative, a single polyvalent product, depending upon what the FDA might require. In the event the University fails to make timely delivery of these seeds, AITI could then abandon the project with no further financial obligations or could continue with a different timeline.

CytoDyn is also negotiating with Kings College in London, England for the formulation of Formaxycin(TM) as a topical dermatological product to improve the appearance of human skin by eliminating dysplastic conditions.

On October 27, 2003, Rexray changed its name to CytoDyn, Inc.

Acquisition Agreement
---------------------
On October 28, 2003, Rexray, the former Securities and Exchange Commission ("SEC") Registrant, entered into an Acquisition Agreement (the "Agreement") with CytoDyn of New Mexico, Inc. ("CytoDyn NM"), a company incorporated under the laws of New Mexico on June 4, 1994. Under the terms of the Agreement, Rexray agreed to acquire some of the assets of CytoDyn NM in exchange for 5,362,640 shares of its common stock. Following the acquisition, the former shareholders of CytoDyn NM held approximately 85.8 percent of the Company's outstanding common stock, resulting in a change in control. However, for accounting purposes, the acquisition has been treated as a recapitalization of CytoDyn NM, with Rexray the legal surviving entity. Since Rexray had minimal assets and no operations, the recapitalization has been accounted for as the sale of 890,000 shares of CytoDyn NM common stock for the net assets of Rexray. Therefore, the historical financial information prior to the date of the reverse business acquisition is the financial information of CytoDyn NM.

Prior to the Agreement, both Rexray and CytoDyn NM had insignificant operations and were not devoting efforts to establishing a business. Following the Agreement, the Company began devoting substantially all efforts to establishing a new business, but planned principal operations have not yet commenced. As a result, the Company's inception into the development stage has been established at October 28, 2003 and, in accordance with SFAS No. 7, the accompanying financial statements report cumulative financial information from the date of its inception into the development stage.

                                  CYTODYN, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


Under the terms of the Agreement, CytoDyn NM:

            o Assigned the patent license agreement between CytoDyn NM and Allen D. Allen covering United States patent numbers 5424066, 5651970, and 6534057, and related foreign patents and patents pending, for a method of treating HIV disease with the use of monoclonal antibodies;
            o Assigned its trademarks, CytoDyn and Cytolin, and related trademark symbol; and
            o   Paid $10,000 in cash

In consideration for the above, the Registrant:

            o   Effected a one-for-two reverse split of its common stock;
            o Issued 5,362,640 shares of its common stock to the shareholders of CytoDyn NM;
            o Amended its Articles of Incorporation to change its name to CytoDyn, Inc.; and
            o   Accepted $161,578 in liabilities related to the assigned assets

Going Concern
-------------
The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is currently in the development stage with losses for all periods presented. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional operating capital, complete development of its medical treatment, obtain FDA approval, outsource manufacturing of the treatment, and ultimately to attain profitability. The Company intends to seek additional funding through equity offerings to fund its business plan. There is no assurance that the Company will be successful.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less when acquired, to be cash equivalents. The Company had no cash equivalents at May 31, 2006.

Furniture, Equipment and Depreciation

Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally 3 to 7 years. Maintenance and repairs are charged to expense as incurred and major improvements or betterments are capitalized. Gains or losses on sales or retirements are included in the statement of operations in the year of disposition.

                                  CYTODYN, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


Impairment of Long-Lived Assets

The Company evaluates the carrying value of any long-lived assets under the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Research and Development

Research and development costs are expensed as incurred.

Earnings (Loss) per Common Share

Basic earnings per share is computed by dividing income available to common shareholders (the numerator) by the weighted-average number of common shares (the denominator) for the period. The computation of diluted earnings per share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

At May 31, 2006, there was no variance between basic and diluted loss per share as there were no potentially dilutive common shares outstanding.

Financial Instruments

At May 31, 2006, the fair value of the Company's financial instruments approximate fair value due to the short-term maturity of the instruments.

Stock-based compensation

The Company accounts for stock-based employee compensation arrangements in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123. SFAS 123 requires the fair value based method of accounting for stock issued to non-employees in exchange for services.

                                  CYTODYN, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and pro forma earnings per share information that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB 25. Pro forma disclosures are included in Note 6.

Recent accounting pronouncements

In November 2004, FASB issued FASB Statement No. 151, Inventory Costs , which amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted materials by requiring those items to be recognized as current period charges. Additionally, FASB Statement No. 151 requires that fixed production overheads be allocated to conversion costs based on the normal capacity of the production facilities. The new standard is effective prospectively for inventory costs incurred in fiscal years beginning after June 15, 2005. We will adopt the FASB Statement No. 151 on January 1, 2006, and we do not expect its adoption to have a material effect on our financial position, results of operations, or cash flows.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- an amendment of APB Opinion No. 29." This Statement eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect application of SFAS No. 153 to have a material affect on its financial statements.

In December 2004, the FASB issued FASB Statement No. 123(R), Share-Based Payment, which is a revision to FASB Statement No. 123, Accounting for Stock-Based Compensation (FASB 123). FASB Statement No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. We adopted the fair value based method of accounting for share-based payments effective June 1, 2006 using the retroactive restatement method described in FASB Statement No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure. Currently, we use the Black-Scholes valuation model to estimate the value of stock options granted to employees. We expect to adopt FASB Statement No. 123(R) on June 1, 2006 and expect to apply the modified prospective method upon adoption. The modified prospective method requires companies to record compensation cost beginning with the effective date based on the requirements of FASB Statement No. 123(R) for all share-based payments granted after the effective date. All awards granted to employees prior to the effective date of FASB Statement No. 123(R) that remain unvested at the adoption date will continue to be expensed over the remaining service period in accordance with FASB 123. We are still in the process of determining the impact that the adoption of Statement No. 123(R) will have on our financial position, results of operations or cash flows.

In June 2005, the FASB ratified the consensus reached in EITF Issue No. 05-5, "Accounting for Early Retirement or Postemployment Programs with Specific Features (Such As Terms Specified in Altersteilzeit Early Retirement Arrangements)". EITF Issue No. 05-5 addresses the timing of recognition of salaries, bonuses and additional pension contributions associated with certain early retirement arrangements typical in Germany (as well as similar programs). The Task Force also specifies the accounting for government subsidies related to these arrangements. EITF Issue No. 05-5 is effective in fiscal years beginning after December 15, 2005. The adoption of EITF Issue No. 05-5 is not expected to have a material impact on our financial position, results of operations or cash flows.

                                  CYTODYN, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes , which is effective for fiscal years beginning after December 15, 2006. Earlier adoption is permitted as of the beginning of the fiscal year, provided an enterprise has not yet issued financial statements, including financial statements for any interim period, for that fiscal year. FASB Interpretation No. 48 clarifies the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition The adoption of FASB Interpretation No. 48 is not expected to have a material impact on our financial position, results of operations or cash flows.

We have determined that all other recently issued accounting pronouncements will not have a material impact on our financial position, results of operations or cash flows or do not apply to our operations.

(2)      Property and Equipment

Property and equipment are as follows at May 31, 2006:

Equipment ......................   $   2,816
Furniture ......................       1,722
                                   ---------
  Total ........................       4,538
Less accumulated depreciation...      (2,204)
                                   ---------

  Net property and equipment...    $   2,334
                                   =========


Depreciation expense for 2006 was $2,204

(3)      Intangible Assets

Intangibles are as follows at May 31, 2006:

                                     Website
                                   ---------
Cost ...........................   $   2,900
Less accumulated amortization...      (1,772)
                                   ---------
  Net intangibles ..............   $   1,128
                                   =========

Estimated annual amortization expense at May 31, 2006:

       Fiscal year ended
------------------------------
           5/31/2007                     967
           5/31/2008                     161

Amortization expense for 2006 was $967.

                                  CYTODYN, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


(4)      Notes Payable

As of May 31, 2005, the Company had seven unsecured notes payable to individuals, totaling $121,000. The notes were issued in February and March 2005, carried a 5% interest rate, and matured one year from the date of the note. On August 29, 2005, the Company extinguished the outstanding promissory notes and related accrued interest with the issuance of 160,110 shares of its common stock and payment of $3,189 representing $3,172 in principal and accrued interest and $17 in lieu of fractional shares.

Convertible Note Payable

During the year ended May 31, 2006, the Company issued convertible promissory notes and warrants to purchase common stock to individuals in exchange for proceeds totaling $509,500. The notes bear interest at five percent per annum and mature in January and February 2007. Principal and accrued interest are payable in any combination of cash and common stock of the Company at the option of the lender. The Company can repay principal and accrued interest with common stock at the rate of $1.25 per share. Accrued interest on the notes totaled $5,267 at May 31, 2006.

The warrants to purchase common stock which accompanied the convertible promissory notes are exercisable at $2.50 per share, vest immediately, and expire in October 2010. Pursuant to APB No. 14, the Company valued the warrants at their relative fair value of $274,950. To recognize the relative fair value of the warrants, the Company discounted the notes and increased additional paid in capital in the financial statements. The discount is amortized over the term of the notes.

Pursuant to SFAS 133, options embedded in contracts containing the price of a specific equity instrument are not clearly and closely related to an investment in an interest-bearing note and the embedded derivative must be separated from the host contract. As a result, the Company bifurcated the option resulting from the conversion feature and classified it as a derivative liability pursuant to SFAS 133. The following table presents the allocation of proceeds from the financing:

           Principal balance of convertible notes       $   509,500
              Relative fair value of warrants              (274,950)
              Discount on relative fair value of debt      (234,550)
              Amortization of discount                      105,331
              Debt converted                               (437,500)
              Unamortized discount on notes converted       356,032
                                                        -----------
           Carrying value at June 30, 2006              $    23,863
                                                        ===========

During May 2006, convertible notes totaling $437,500 were converted to 350,000 shares of common stock. The Company recognized a loss on debt extinguishment in the amount of $356,032.

(5)      Derivative Financial Instruments

The Company generally does not use derivative instruments to hedge exposures to cash-flow risks or market-risks that may affect the fair values of its financial instruments. However, certain other financial instruments, such as embedded conversion features which are not clearly and closely related to the debt host contract, are classified as derivative liabilities. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

                                  CYTODYN, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


As of May 31, 2006, the derivative liability is composed of the following:

                                                      Number of Shares
                                                    Derivative Liability
                                                       Can Be Settled
                                                    --------------------
Embedded conversion feature           $ 75,456            57,600


A derivative loss in the amount of $355,590 was recognized immediately and a derivative gain in the amount of $514,684 was recognized May 31, 2006.


(6)      Related Party Transactions

As of May 31, 2005, the Company owed two officers promissory notes totaling of $86,502. The notes are due on demand and carry no interest rate. On June 2, 2005, an officer advanced the Company an additional $5,000 for working capital; on July 13, 2005, the Company repaid an officer $38,324; on August 31, 2005, an officer advanced the Company $197; and on January 4, 2006, an officer advanced the company $18,000. Management plans to repay the notes through cash payments, issuance of the Company's common stock, or a combination thereof. The balance due of $71,375 remained unpaid at May 31, 2006 and is included in the accompanying condensed financial statements as "Indebtedness to related parties".

A former director has provided legal services to the Company over the past several years. As of May 31, 2005, the Company owed the former director $87,185 for legal services. During the year ended May 31, 2006, the Company incurred an additional $13,800 in legal services and repaid the former director $30,000 and extinguished $24,000 by issuing 60,000 options to purchase the Company's common stock at $2.28 per share. The remaining balance of $46,985 is included in the accompanying financial statements as "Indebtedness to related parties". As of May 31, 2006, no arrangements had been made for the Company to repay the balance of this obligation. The Company anticipates that the former director will continue to provide legal services in the future.

The Company's former director, Peggy C. Pence, PhD., is the President and Chief Executive Officer of Symbion Research International, Inc. ("Symbion"). On January 5, 2005, the Company entered into a buy-sell agreement to purchase certain intellectual property owned by Symbion. The agreement describes the intellectual property in detail which summarized, is the Phase I clinical data and the protocol for the Phase II study. This intellectual property is necessary to obtain approval for, and to conduct, further FDA clinical tests of Cytolin. Cytolin is a potential new drug being developed by the company for the treatment of Human Immunodeficiency Virus ("HIV").

Under the terms of this agreement:

     - The Company may purchase Symbion's Phase I clinical data in connection with obtaining approval from the FDA to conduct the Phase II/Phase III studies for Cytolin.
     - The Company will grant 83,122 non-qualified stock options with an exercise price of $.75 per share that will vest immediately and be exercisable over 5 years.
     - The Company will pay $25,000 to Symbion by February 10, 2005, 30 days after execution of the agreement.
     - The Company will pay $275,000 to Symbion once the Company's secondary financing is received.

                                  CYTODYN, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


The Company paid Symbion $25,000 out of loan proceeds received in March 2005. Although the payment was late, Symbion accepted it and the contract is in force. The Company issued the above-referenced 83,122 non-qualified stock options on March 20, 2006.

The results of the Phase II/III studies for Cytolin shall be the sole property of the Company upon Symbion's receipt of the final payment called for by this agreement. If all remaining payments are not received, the property shall revert to Symbion. The balance due of $275,000 is included in the accompanying financial statements as "Indebtedness to related parties".

(7)      Shareholders' Equity

Preferred Stock

The Board of Directors is authorized to issue shares of preferred stock in series and to fix the number of shares in such series as well as the designation, relative rights, powers, preferences, restrictions, and limitations of all such series. The Company had no preferred shares issued and outstanding at May 31, 2006.

Common Stock Sales

The Company filed a Registration Statement on Form SB-2 with the SEC to offer 450,000 common shares for sale at a price of $.75 per share. The SEC declared the Form SB-2 effective June 17, 2005. The Company completed its public offering on July 31, 2005. The Company sold 289,890 shares of its common stock for net proceeds of $189,550, after deducting offering costs totaling $27,867.

Common Stock for Services

During the year ended May 31, 2006, the Company issued 1,000 restricted common shares to an individual for services performed in September 2005. The Company valued the stock at the price it sold its shares at its public offering and recognized $750 as stock-based compensation.

During the year ended May 31, 2006, the Company issued 142,857 restricted common shares to a public relations company in accordance with an agreement to perform services over the following year. The Company valued the shares at the bid price on the date the agreement was executed in the amount of $250,000, of which $86,473 was recognized as stock-based compensation and $163,527 is included in prepaid expenses.

During the year ended May 31, 2006, the Company issued 40,000 restricted common shares to a consulting company in accordance with an agreement to perform services over the following year. The Company valued the shares at the open price on the date the agreement was executed in the amount of $120,000, of which $17,753 was recognized as stock-based compensation and $102,247 is included in prepaid expenses.

Common Stock Awards

During the year ended May 31, 2004, the Company committed to grant to its financial representative, J.P. Turner & Co. and Max O. Gould, an employee of J.P. Turner & Co., warrants to purchase 426,000 shares of the Company's common stock. The warrants carry an exercise price of $.30 per share, vest on the date of grant and expire after five years from the date of grant. The warrants were granted on November 25, 2004. On September 22, 2005, warrants to purchase 94,500 shares of the Company's common stock at $.30 per share were exercised. The Company received proceeds of $28,350.

                                  CYTODYN, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


The Company's common stock had no traded market value on the date of grant. The market value of the stock was determined to be $.30 per share based on contemporaneous sales of common stock to unrelated third party investors. The weighted average exercise price and weighted average fair value of these warrants as of November 30, 2004 were $0.30 and $0.028, respectively.

The fair value for the warrants granted during the year ended May 31, 2005 was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

        Risk-free interest rate.............................       2.00%
        Dividend yield......................................       0.00%
        Volatility factor...................................       0.00%
        Weighted average expected life......................     5 years


During the year ended May 31, 2006, the Company issued warrants to purchase 407,600 shares of the Company's common stock at $2.50 per share in conjunction with its issuance of convertible debt. (See Note 4, above.) The Company recognized the relative fair value of the warrants in the amount of $274,950 in additional paid in capital.

On March 20, 2006, the Company issued non-qualifying options to purchase 200,000 shares of its common stock at $2.28 per share to consultants. The options vested immediately and expire in ten years. The Company valued the options at $2.19 per share using the Black-Scholes option pricing model and recognized $109,614 as stock-based compensation. The Company also issued non-qualifying options to purchase 60,000 shares of its common stock at $2.28 per share to extinguish $24,000 debt to a related party. (See Note 5, above.)

On March 20, 2006, the Company issued non-qualifying options to purchase 340,000 shares of its common stock at $2.28 per share to directors and consultants. Twenty-five percent of the options vested immediately and the balance vest 1/48 per month over four years. The Company valued the options at $2.19 per share using the Black-Scholes option pricing model and recognized $209,648 as stock-based compensation.

On March 20, 2006, the Company issued non-qualifying options to purchase 83,122 shares of the Company's common stock at $0.75 per share to a related party. (See
Note 5, above.) The options vested immediately. The Company valued the options at $160,425 and recognized $98,084 as stock-based compensation and $62,341 as debt reduction.

On May 15, 2006, the Company issued non-qualifying options to purchase 50,000 shares of its common stock 25,000 at $1.96 per share and 25,000 at $2.28 to directors. Twenty-five percent of the options vested immediately and the balance vest 1/48 per month over four years. The Company valued the options at $1.88 per share using the Black-Scholes options pricing model and recognized $15,230 as stock-based compensation.

The fair value for the warrants granted during the year ended May 31, 2006 was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

        Risk-free interest rate.............................       4.66%
        Dividend yield......................................       0.00%
        Volatility factor...................................      72.30%
        Weighted average expected life......................    10 years

                                  CYTODYN, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


Stock Options - Employees

During May 2004, the Company granted 150,000 common stock options to an officer with exercise prices ranging from $.50 to $1.50 per share. The Company's common stock had no traded market value on the date of grant. The market value of the stock was determined to be $.30 per share base on contemporaneous sales of common stock to unrelated third party investors. The weighted average exercise price and weighted average fair value of these options as of May 31, 2004 were $1.00 and $.-0-, respectively. 50,000 options vest on May 10, 2005, an additional 50,000 options vest on May 1, 2006, and the final 50,000 options vest on May 1, 2007.

On March 20, 2006, the Company granted incentive stock options to purchase 85,000 shares of the Company's common stock with exercise prices ranging from $2.68 to $2.95 per share. The Company's common stock traded at $2.68 per share on the date of grant. The Company valued the shares at their intrinsic value pursuant to APB No. 25, recognizing $-0- stock-based compensation.

Pro forma information regarding net income and earnings per share is required by SFAS 123 as if the Company had accounted for its granted stock options under the fair value method of that Statement. The fair value for the options granted during the fiscal year ended May 31, 2004 was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

        Risk-free interest rate.............................       3.00%
        Dividend yield......................................       0.00%
        Volatility factor...................................       0.00%
        Weighted average expected life......................     3 years


The fair value for the options granted during the fiscal year ended May 31, 2006 was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

        Risk-free interest rate.............................       4.66%
        Dividend yield......................................       0.00%
        Volatility factor...................................      72.30%
        Weighted average expected life......................      10.00


The Black-Scholes options valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options prior to its public offering had characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options. The options granted in 2004 were determined to have $-0- fair value. The Company has presented the pro forma net loss and pro forma basic and diluted loss per common share using the assumptions noted above.


                                  CYTODYN, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


                                                                                   October 28,
                                                        For the Years Ended           2003
                                                              May 31,              (Inception)
                                                   ---------------------------       through
                                                       2006            2005        May 31, 2006
                                                   ------------    ------------    ------------
Net loss, as reported                              $ (1,481,305)   $   (777,083)   $ (2,596,432)

Add: Stock-based employee compensation
expense included in reported net income,
net of related tax effects                                 --              --              --

Deduct: Total stock-based employee
compensation expense determined under
fair value based method for all awards,
net of related tax effects                              (50,909)           --              --
                                                   ------------    ------------    ------------

Proforma net income                                $ (1,532,214)   $   (777,083)   $ (2,596,432)
                                                   ============    ============    ============

Basic and diluted earnings per share as reported   $      (0.17)   $      (0.12)

Basic and diluted earnings per share proforma      $      (0.18)   $      (0.12)

The following schedule summarizes the changes in the Company's outstanding stock awards:

                                     Awards           Awards           Awards
                                   Outstanding      Exercisable      Exercisable       Weighted
                                 --------------   --------------   --------------       Average
                                    Number of        Number of     Exercise Price   Exercise Price
                                     Shares           Shares          Per Share        Per Share
                                 --------------   --------------   --------------   --------------
Balance at May 31, 2005.......        576,000          476,000     $0.30 to $1.50     $      0.48
   Awards granted.............      1,050,722          726,510     $0.75 to $2.50     $      2.72
   Awards vested..............              -           50,000         $1.00          $      1.00
   Awards exercised...........        (94,500)         (94,500)        $0.30          $     (0.30)
   Awards cancelled/expired...              -                -           -            $         -
                                 --------------   --------------   --------------   --------------
Balance at May 31, 2006.......      1,532,222        1,158,010     $0.30 to $2.50     $      1.97

                                  CYTODYN, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


(8)      Income Taxes

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

                                                     2006          2005
                                                  ----------    ----------
      U.S. statutory federal graduated rate....       34.00%        34.00%
      State income tax rate,
        net of federal benefit.................        3.06%         3.06%
      Net operating loss for which no tax
         benefit is currently available........      (37.06%)      (37.06%)
                                                  ----------    ----------
                                                       0.00%         0.00%
                                                  ==========    ==========


At May 31, 2006, federal and state deferred tax assets consisted of a net tax asset of $534,985, which was fully allowed for in the valuation allowance of $534,985. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended May 31, 2006 and 2005 totaled $534,985 and $287,954. The current tax benefits also totaled $534,985 and $287,954 for the years ended May 31, 2006 and 2005. The net operating loss carryforward expires through the year 2026.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

(9)      Commitments and Contingencies

Rex H. Lewis, a Defendant and former director and C.E.O. of Amerimmune Pharmaceuticals, Inc. filed a First Amended Cross-Complaint against CytoDyn of New Mexico, Inc., (predecessor company) Allen D. Allen, Corinne E. Allen, Ronald
J. Tropp, Brian J. McMahon , Daniel M. Strickland, M.D. and unknown others designated as "Does 101-150".

The Cross-Complaint was settled pursuant to a settlement agreement entered into by the parties involved. The terms of the agreement are confidential.

In connection with that settlement, Mr. Lewis and Maya LLC were awarded by the Los Angeles Superior Court attorneys' fees in the amount of approximately $150,000. We have appealed the Court's order. The matter has not yet been briefed. Management believes we have a strong basis to appeal. This judgement has been accrued on the accompanying financial statements

                                  CYTODYN, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


(10)     General and Administrative Expenses

General and administrative expenses consist of the following:

                                               For The Years Ended
                                                      May 31,
                                             -----------------------
                                                2006         2005
                                             ----------   ----------
          Salaries and payroll taxes......   $  213,295   $  154,879
          Legal ..........................      182,412      116,801
          Consulting .....................       40,686         --
          Other professional fees ........       15,076       35,117
          Patent fees ....................       28,997       18,299
          Insurance ......................       41,810       36,234
          Office, travel, and other ......       97,288       12,012
                                             ----------   ----------
                                             $  619,564   $  373,342
                                             ==========   ==========

(11)     Litigation


CytoDyn, Inc. and Allen D. Allen v. Amerimmune, Inc. and Amerimmune
--------------------------------------------------------------------------------
Pharmaceuticals, Inc. v. Biovest International, Inc., Commonwealth of Massachusetts, Superior Court, Worcester County, Civil Action No. 05-0452-C.
--------------------------------------------------------------------------------
Nature of the claims:

The Company and Allen filed a complaint against Amerimmune, Inc. and Amerimmune Pharmaceuticals, Inc. (together, "Amerimmune") to domesticate an October 4, 2004 judgment that the Company and Allen obtained against Amerimmune in the Superior Court of California for Ventura County, case number SC-039250. Further, the Company and Allen named Biovest International, Inc. ("Biovest") as a trustee-defendant because Biovest possesses a Cell-Bank, the rights to which the Company and Allen own.

Progress to Date:

The Company and Allen were successful in having the California judgment domesticated. Further, the Company and Allen were successful in "charging" Biovest and securing an order that Biovest transfer the Cell-Bank to the Company and Allen. However, the transfer has not occurred because recently Amerimmune's purported successor-in-interest, Maya, Inc. ("Maya"), intervened. Since CytoDyn expects to make a new cell bank in any event, this action is opposed because it is one part of an interstate scheme or artifice to convert our property. The Company's Response:

The Company has a superior right to the Cell-Bank, and the Company intends to litigate the matter vigorously..

Expected Outcome:

We cannot express judgment regarding the outcome of the case or the probable ultimate liability, if any, to be incurred by the Company. However, the Company's claim to the Cell-Bank is strong.

Other legal/patent issues:

Cytodyn has recently discovered that former employees of ex-licensee, Amerimmune Inc., are attempting to convert technology previously adjudicated by the Superior Court of California, County of Ventura to belong to Symbion Research International, LLC. The technology involves LFA-1 Alpha subunit antibodies and

                                  CYTODYN, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


the use of the antibodies to treat HIV-infected patients. Because of uncertain consequences resulting from the actions of these rogue Amerimmune Inc. employees, Symbion Research International is acting to remedy the situation. The former employees have filed two U.S. patent applications and several foreign patent applications based on a derivative international patent application. Symbion Research International intends to correct the inventorship and assignee in these applications.

Background

Cytodyn granted a license in its patented technology to Amerimmune Inc., which represented that it would assist in obtaining FDA approval of Cytolin(R). Amerimmune in turn contracted with Symbion Research International, LLC to assist with the clinical trials of Cytolin(R). Symbion sued Amerimmune in 2003 in Superior Court of California, County of Ventura asserting breach for non-payment of services performed. Symbion prevailed in that suit and the Ventura Court awarded title to all data and additional intellectuial property developed by Symbion during its relationship with Amerimmune to Symbion. This additional intellectual property is the subject matter of the patent applications filed by the former employees of ex-licensee Amerimmune.

Maya LLC v. CytoDyn, et al
--------------------------

Superior Court of Los Angeles Van Nuys Case # EC041590
------------------------------------------------------

Maya LLC filed an action in Van Nuys, California alleging a smorgasbord of complaints against CytoDyn and two of its officers, some of which have been dismissed on demurrer without leave to amend, some of which can be amended, and some of which have been sustained but with a request from Maya's attorney that CytoDyn's attorneys agree to an amended complaint. Management believes that these events reflect a retaliatory and frivolous action on the part of Maya. Although the outcome of litigation is uncertain, CytoDyn's in-house counsel believes an outcome unfavorable to CytoDyn is highly unlikely .

(12)     Subsequent Events

On July 17, 2006 we acquired Advanced Influenza Technologies, Inc. (AITI) as a wholly owned subsidiary. AITI has licensed a portfolio of patents from the University of Massachusetts for the development of a family of plasmid-DNA products to protect human subjects against several strains of influenza (the flu). The University has until [1 year from the effective date of the contract--see and attach contract with Utek] to manufacture, successfully test, and deliver to AITI three "seeds" that can be used for the commercial manufacturing of plasmid-DNA products or, in the alternative, a single polyvalent product, depending upon what the FDA might require. In the event the University fails to make timely delivery of these seeds, AITI could then abandon the project with no further financial obligations or could continue with a different timeline.